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                                                                    EXHIBIT 99.1
                                                                    NEWS RELEASE


                           [BROWN-FORMAN LETTERHEAD]


                                                          FOR IMMEDIATE RELEASE

BROWN-FORMAN COMPLETES SALE OF LENOX FOR $196 MILLION;
COMPANY RECOGNIZES ADDITIONAL NON-CASH CHARGE IN FIRST QUARTER RESULTS

         LOUISVILLE, KENTUCKY, SEPTEMBER 1, 2005 -- Brown-Forman Corporation announced today the completion of the sale of substantially all of Lenox, Inc. to Department 56, Inc. of Eden Prairie, Minnesota for $196 million in cash (subject to a post-closing working capital adjustment). This total is $6 million higher than previously announced due to a working capital adjustment provision included in the sale agreement.

         "While this transaction marks the end of 22 years of ownership by Brown-Forman, we believe these historically significant tabletop brands will be a good strategic fit with Department 56 and are likely to reach their full potential in its hands," stated Paul Varga, Brown-Forman's president and chief executive officer. Brown-Forman has retained ownership of the Lenox headquarters property and building located in Lawrenceville, New Jersey and Lenox's Brooks and Bentley subsidiary in the United Kingdom. The company expects to sell both of these assets.

DISCONTINUED OPERATIONS
         In connection with the transaction, Brown-Forman recognized in the quarter ended July 31, 2005 a non-cash impairment charge and transaction fees of $0.54 per share, versus the previously announced $0.32 per share. This additional $0.22 per share charge is due to the non-cash write-off of previously deferred losses related to underfunded pension plans included in the transaction.


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         The company has reflected the above change in its first quarter results in its SEC Form 10-Q filed on September 1, 2005 and in the attached amended quarterly consolidated financial statements. This incremental impairment reduces previously announced earnings per share but does not affect cash flows from the Lenox transaction or the first quarter earnings from continuing operations announced by the company on August 24, 2005.

         The estimated full year effect of the Lenox transaction is now expected to be a $0.54 -- $0.60 per share reduction in fiscal 2006 results from discontinued operations, as additional transaction advisory fees and final accounting adjustments are recorded in the second quarter.(1)

OUTLOOK FOR CONTINUING OPERATIONS

         Brown-Forman's full year outlook for earnings from continuing operations is unchanged at $2.70 to $2.80 per share, representing 12% to 17% growth over comparable prior year results. This outlook does not include any results associated with Lenox, but does include a net gain of $0.05 per share associated with the previously disclosed sale of distribution rights for the Glenmorangie family of brands.

         Brown-Forman Corporation is a diversified producer and marketer of fine quality consumer products, including Jack Daniel's, Southern Comfort, Finlandia Vodka, Canadian Mist, Fetzer and Bolla Wines, Korbel California Champagnes, and Hartmann Luggage.

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-----------------

(1) The previously disclosed expectation of a $0.13 per share postretirement curtailment gain in the second quarter will not occur.


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IMPORTANT NOTE ON FORWARD-LOOKING STATEMENTS:

         This news release contains statements, estimates, or projections that constitute "forward-looking statements" as defined under U.S. federal securities laws. Generally, the words "expect," "believe," "intend," "estimate," "will," "anticipate," and "project," and similar expressions identify a forward-looking statement, which speaks only as of the date the statement is made. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

We believe that the expectations and assumptions with respect to our forward-looking statements are reasonable. But by their nature, forward-looking statements involve known and unknown risks, uncertainties and other factors that in some cases are out of our control. These factors could cause our actual results to differ materially from Brown-Forman's historical experience or our present expectations or projections. Here is a non-exclusive list of such risks and uncertainties:

- changes in general economic conditions, particularly in the United States where we earn the majority of our profits;

- lower consumer confidence or purchasing associated with the aftermath of hurricane Katrina which occurred in August, 2005.

- a strengthening U.S. dollar against foreign currencies, especially the British Pound;

- reduced bar, restaurant, hotel and travel business in wake of other terrorist attacks or threats, such as occurred in September, 2001 in the US and in July, 2005 in London.

- lower consumer confidence or purchasing associated with rising oil prices;

- effects from recent published trends suggesting a slight reduction in the growth rate of distilled spirits in the U.S. market;

- developments in the class action lawsuits filed against Brown-Forman and other spirits, beer and wine manufacturers alleging that our advertising causes illegal consumption of alcohol by those under the legal drinking age, or other attempts to limit alcohol marketing, through either litigation or regulation;

- a dramatic change in consumer preferences, social trends or cultural trends that results in the reduced consumption of our premium spirits brands;

-        tax increases, whether at the federal or state level;

-        changes in distribution arrangements in major markets;

- increases in the price of raw materials including grapes, grain, wood, and plastic;

- continued depressed retail prices and margins in our wine business because of our excess wine inventories, existing grape contract obligations, and a world-wide oversupply of grapes.

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                            BROWN-FORMAN CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                 (Dollars in millions, except per share amounts)

                                                          Three Months Ended
                                                              July 31,
                                                       2004               2005            Change
                                                     -------            -------           ------

CONTINUING OPERATIONS

   Net sales                                         $ 481.3            $ 547.5              14%

   Gross profit                                        253.4              303.0              20%

   Advertising expenses                                 61.6               72.3              17%

   Selling, general, and
     administrative expenses                            96.3              110.3              14%

   Other expense (income), net                          (0.4)             (13.7)

       Operating income                                 95.9              134.1              40%

   Interest expense, net                                 4.9                2.6

       Income before income taxes                       91.0              131.5              44%

   Income taxes                                         31.2               43.6

       Net income                                       59.8               87.9              47%

   Earnings per share:
       Basic                                            0.49               0.72              47%
       Diluted                                          0.49               0.71              46%

DISCONTINUED OPERATIONS

   Net loss                                          $  (8.6)           $ (75.1)*

   Loss per share:

     Basic                                             (0.07)             (0.62)*
     Diluted                                           (0.07)             (0.61)*

TOTAL COMPANY

   Net income                                        $  51.2            $  12.8*            (75)%*

   Earnings per share:

     Basic                                              0.42               0.10*            (75)%*
     Diluted                                            0.42               0.10*            (75)%*

* Results have been revised from the company's first quarter earnings release dated August 24, 2005.

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                            BROWN-FORMAN CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                              (Dollars in millions)

                                                                   April 30,             JULY 31,
                                                                     2005                  2005
                                                                   ---------             --------
Assets:
Cash and cash equivalents                                          $  294.9              $  265.3
Accounts receivable, net                                              295.9                 321.0
Inventories                                                           469.9                 488.0
Current assets held for sale                                          157.6                 176.6
Other current assets                                                   96.9                  89.4
                                                                   --------              --------
     Total current assets                                           1,315.2               1,340.3

Property, plant, and equipment, net                                   417.9                 414.2
Trademarks and brand names                                            334.2                 331.5
Goodwill                                                              192.7                 188.5
Noncurrent assets held for sale                                       217.9                 154.9*
Other assets                                                          171.2                 167.3
                                                                   --------              --------
     Total assets                                                  $2,649.1              $2,596.7*
                                                                   ========              ========

Liabilities:
Accounts payable and accrued expenses                              $  264.2              $  227.1
Accrued income taxes                                                   41.9                  75.1
Dividends payable                                                        --                  29.9
Current portion of long-term debt                                     279.3                 249.3
Current liabilities held for sale                                      52.7                  63.8
                                                                   --------              --------
     Total current liabilities                                        638.1                 645.2

Long-term debt                                                        351.5                 351.6
Deferred income taxes                                                 157.8                 155.2
Accrued postretirement benefits                                        77.6                  79.4
Noncurrent liabilities held for sale                                   82.9                  84.7
Other liabilities                                                      31.2                  18.4
                                                                   --------              --------
     Total liabilities                                              1,339.1               1,334.5

Stockholders' equity                                                1,310.0               1,262.2*
                                                                   --------              --------

Total liabilities and stockholders' equity                         $2,649.1              $2,596.7*
                                                                   ========              ========

* Results have been revised from the company's first quarter earnings release dated August 24, 2005.

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                            BROWN-FORMAN CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (Dollars in millions)

                                                                         Three Months Ended
                                                                              July 31,
                                                                      2004                  2005
                                                                     ------               -------
Cash provided by operating activities                                $ 79.2               $  33.7

Cash flows from investing activities:
     Additions to property, plant, and equipment                       (9.3)                 (8.6)
     Other                                                             (0.4)                 (0.5)
                                                                     -------              --------
         Cash used for investing activities                            (9.7)                 (9.1)

Cash flows from financing activities:
     Net decrease in debt                                             (33.0)                (30.0)
     Dividends paid                                                   (25.9)                (29.9)
     Other                                                              5.7                   5.7
                                                                     ------               -------
         Cash used for financing activities                           (53.2)                (54.2)

Net increase (decrease) in
     cash and cash equivalents                                         16.3                 (29.6)

Cash and cash equivalents, beginning of period                         67.7                 294.9
                                                                     ------               -------

Cash and cash equivalents, end of period                             $ 84.0               $ 265.3
                                                                     ======               =======

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                            BROWN-FORMAN CORPORATION
                           CONTINUING OPERATIONS ONLY
                            SUPPLEMENTAL INFORMATION
                 (Dollars in millions, except per share amounts)

                                                                        Three Months Ended
                                                                             July 31,
                                                                   2004                  2005
                                                                 --------              --------
Depreciation and amortization                                    $   10.2              $   10.7

Excise taxes                                                     $   82.0              $   97.7

Effective tax rate                                                   34.3%                 33.2%

Cash dividends paid per common share                             $ 0.2125              $  0.245

Shares (in thousands) used in the
calculation of earnings per share
   - Basic                                                        121,693               121,945
   - Diluted                                                      122,414               123,161

              These figures have been prepared in accordance with
                 the company's customary accounting practices.

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